Exhibit 99.1

SL GREEN REALTY CORP. REPORTS
SECOND QUARTER 2026 EPS OF ($0.38) PER SHARE;
AND FFO OF $1.43 PER SHARE

INCREASES 2026 EARNINGS GUIDANCE

Financial and Operating Highlights
•Net loss attributable to common stockholders of $0.38 per share for the second quarter of 2026 as compared to net loss of $0.16 per share for the same period in 2025.
•Funds from operations ("FFO") of $1.43 per share for the second quarter of 2026. The Company reported FFO of $1.63 per share for the second quarter of 2025, which included $46.6 million, or $0.61 per share, of income related to the resolution of a commercial mortgage investment.
•The Company is increasing its 2026 FFO guidance range for the year ending December 31, 2026 from $4.40-$4.70 per share to $5.60-$5.90 per share, an increase of $1.20 per share at the midpoint, reflecting $0.40 per share of higher net operating income ("NOI") from the Company's real estate portfolio, incremental fees and other income, and $0.80 per share of additional income that will be recognized from One Vanderbilt Avenue. The Company is also increasing its 2026 net income guidance range from $(0.27)-$0.03 per share to $0.20-$0.50 per share.
•Signed 53 Manhattan office leases totaling 445,161 square feet in the second quarter of 2026 and 104 Manhattan office leases totaling 1,374,425 square feet for the first six months of 2026. The mark-to-market on signed Manhattan office leases was 18.0% higher for the second quarter and 16.6% higher for the first six months than the previous fully escalated rents on the same spaces.
•Manhattan same-store cash NOI, including the Company's share of same-store cash NOI from unconsolidated joint ventures, increased 4.3% for the second quarter of 2026 and 3.4% for the first six months of 2026, excluding lease termination income, as compared to the same periods in 2025.
•Manhattan same-store office occupancy increased to 94.7% as of June 30, 2026, inclusive of leases signed but not yet commenced. The Company expects to increase Manhattan same-store office occupancy, inclusive of leases signed but not yet commenced, to 95.0% by December 31, 2026.

Investing Highlights
•Closed on the previously announced sale of the residential and retail components of 7 Dey Street for total consideration of $222.6 million. The Company received net cash proceeds of $23.7 million.
•Closed on the sale of a 49.0% joint venture interest in the development of 346 Madison Avenue at a gross valuation of $175.0 million. The Company received net cash proceeds of $94.9 million.
•Entered into a contract to sell 10 East 53rd Street for total consideration of $312.2 million. The transaction is expected to close in the third quarter of 2026, subject to customary closing conditions.
•Deployed $94.7 million of the Company's $1.3 billion SLG Opportunistic Debt Fund during the second quarter and $306.4 million to date in 2026, bringing total deployment to $590.5 million, of which $517.5 million has been funded, and $18.9 million of which has since been repaid.
•Repurchased $14.1 million of common stock during the second quarter at an average price of $49.67 per share.

NEW YORK, July 22, 2026 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported a net loss attributable to common stockholders for the quarter ended June 30, 2026 of $26.5 million, or $0.38 per share, as compared to a net loss of $11.1 million, or $0.16 per share, for the same period in 2025.
The Company reported a net loss attributable to common stockholders for the six months ended June 30, 2026 of $110.9 million and $1.58 per share as compared to net loss of $32.2 million and $0.47 per share for the same period in 2025.
The Company reported FFO for the quarter ended June 30, 2026 of $109.6 million or $1.43 per share. The Company reported FFO of $124.5 million, or $1.63 per share, for the same period in 2025, which included $46.6 million, or $0.61 per share, of income, excluding interest income, related to the repayment of the commercial mortgage investment at 522 Fifth Avenue.
The Company reported FFO for the six months ended June 30, 2026 of $174.2 million and $2.26 per share, net of the write-off of $4.8 million, or $0.06 per share, of unamortized deferred financing costs and inclusive of $2.4 million, or $0.03 per share, of positive non-cash fair value adjustments on mark-to-market derivatives. The Company reported FFO of $231.1 million, or $3.03 per share, for the same period in 2025, which included $71.6 million, or $0.94 per share, of income, excluding interest income, related to the repayment of the commercial mortgage investment at 522 Fifth Avenue and net of $14.5 million, or $0.19 per share, of investment reserves and $4.3 million, or $0.06 per share, of negative non-cash fair value adjustments on mark-to-market derivatives.
All per share amounts are presented on a diluted basis.
Operating and Leasing Activity
Manhattan same-store cash NOI, including the Company's share of same-store cash NOI from unconsolidated joint ventures, increased by 4.3% for the second quarter of 2026 and 3.4% for the first six months of 2026, excluding lease termination income, as compared to the same periods in 2025.
During the second quarter of 2026, the Company signed 53 office leases in its Manhattan office portfolio totaling 445,161 square feet. The average rent on the Manhattan office leases signed in the second quarter of 2026 was $93.17 per rentable square foot, with an average lease term of 5.8 years and average tenant concessions of 4.5 months of free rent with a tenant improvement allowance of $58.77 per rentable square foot. Thirty-two leases comprising 308,680 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $98.42 per rentable square foot, representing a 18.0% increase over the previous fully escalated rents on the same office spaces.

During the six months ended June 30, 2026, the Company signed 104 office leases in its Manhattan office portfolio totaling 1,374,425 square feet. The average rent on the Manhattan office leases signed in 2026 was $101.25 per rentable square foot with an average lease term of 8.5 years and average tenant concessions of 8.8 months of free rent with a tenant improvement allowance of $91.89 per rentable square foot. Sixty-six leases comprising 975,470 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $109.59 per rentable square foot, representing a 16.6% increase over the previous fully escalated rents on the same office spaces.
Occupancy in the Company's Manhattan same-store office portfolio increased to 94.7% as of June 30, 2026, inclusive of leases signed but not yet commenced, as compared to 94.4% at the end of the previous quarter and 93.0% at the end of 2025. The Company expects to increase Manhattan same-store office occupancy, inclusive of leases signed but not yet commenced, to 95.0% by December 31, 2026.
Significant leasing activity in the second quarter and to date in the third quarter includes:
•In July, a new lease with Legora, Inc. for 98,420 square feet at 11 Madison Avenue;
•New expansion lease with Houlihan Lokey, Inc. for 37,611 square feet at 245 Park Avenue;
•New lease with Ryan Specialty LLC for 29,166 square feet at 1185 Avenue of the Americas;
•New lease with Solil Management, LLC for 27,508 square feet at 1185 Avenue of the Americas;
•New lease with Fidelity National Title Insurance for 19,966 square feet at 711 Third Avenue;
•New lease with Kohlberg & Co., L.L.C for 18,820 square feet at 500 Park Avenue.
Investment Activity
In May, the Company closed on the previously announced sale of the residential and retail components of 7 Dey Street for total consideration of $222.6 million. The Company received net cash proceeds of $23.7 million and retained ownership of the 21,000 square foot office condominium.
In May, the Company closed on the sale of a 49.0% joint venture interest in the development of 346 Madison Avenue to Mori Building Co., Ltd., Japan’s leading urban landscape developer, at a gross valuation of $175.0 million and received net cash proceeds of $94.9 million. The Company will retain a 51.0% interest in the project and will serve as the development and leasing manager. The project will be a collaboration between the Company and Mori Building Co., Ltd., uniting the collective vision, design capabilities and development expertise of both firms.

In May, the Company entered into a contract to sell 10 East 53rd Street for total consideration of $312.2 million. The transaction, which is expected to close in the third quarter of 2026, subject to customary closing conditions, will generate net cash proceeds to the Company of approximately $100.0 million that will be used for corporate debt repayment.
Deployed $94.7 million of the Company's $1.3 billion SLG Opportunistic Debt Fund during the second quarter and $306.4 million to date in 2026, bringing total deployment to $590.5 million, of which $517.5 million has been funded, and $18.9 million of which has since been repaid.
During the second quarter of 2026, the Company repurchased $14.1 million of common stock at an average price of $49.67 per share.
Earnings Guidance
The Company is increasing its 2026 FFO guidance range for the year ending December 31, 2026 from $4.40-$4.70 per share to $5.60-$5.90 per share, an increase of $1.20 per share at the midpoint, reflecting $0.40 per share of higher NOI from the Company's real estate portfolio, incremental fees and other income, and $0.80 per share of additional income that will be recognized from One Vanderbilt Avenue. The Company is also increasing its 2026 net income guidance range from $(0.27)-$0.03 per share to $0.20-$0.50 per share.
Dividends
In the second quarter of 2026, the Company declared:
•A quarterly ordinary dividend on its outstanding common stock of $0.6175 per share, which was paid in cash on July 15, 2026, and is the equivalent of an annualized dividend of $2.47 per share;
•A quarterly dividend on its outstanding 6.50% Series I Cumulative Redeemable Preferred Stock of $0.40625 per share for the period April 15, 2026 through and including July 14, 2026, which was paid in cash on July 15, 2026, and is the equivalent of an annualized dividend of $1.625 per share.
Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chairman and Chief Executive Officer, will host a conference call and audio webcast on Thursday, July 23, 2026, at 2:00 p.m. ET to discuss the financial results.
Supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Financial Reports.”
The live conference call will be webcast in listen-only mode and a replay will be available in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Presentations & Webcasts.”
Research analysts who wish to participate in the conference call must first register at https://register-conf.media-server.com/register/BIad64200b18bd402aac10eccae2eddc08.

Company Profile
SL Green Realty Corp., Manhattan's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing the value of Manhattan commercial properties. As of June 30, 2026, SL Green held interests in 54 buildings totaling 30.6 million square feet, which included ownership interests in 29.2 million square feet and 1.4 million square feet securing debt and preferred equity investments, excluding fund investments, and managed 4 buildings totaling 0.9 million square feet owned by third parties.
To obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at investor.relations@slgreen.com.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.
Forward-looking Statements
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), development trends of the real estate industry and the New York metropolitan area markets, occupancy, business strategies, expansion and growth of our operations and other similar matters, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements include risks and uncertainties described in our filings with the Securities and Exchange Commission. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Revenues:	2026	2025	2026	2025

Rental revenue, net	$171,846	$147,535	$337,841	$292,053
Escalation and reimbursement revenues	20,036	17,702	40,917	36,203
SUMMIT Operator revenue	31,509	31,007	55,651	53,541
Investment income	2,657	6,339	5,003	22,453
Interest income from real estate loans held by consolidated securitization vehicles	14,743	21,049	29,392	37,030
Fee income	19,435	12,216	39,441	24,491
Other income	3,775	6,068	8,836	15,991
Total revenues	264,001	241,916	517,081	481,762
Expenses:
Operating expenses, including related party expenses of $4 and $6 in 2026 and $0 and $3 in 2025	60,250	51,105	121,707	107,167
Real estate taxes	42,435	37,750	84,347	74,967
Operating lease rent	6,898	6,105	13,842	12,211
SUMMIT Operator expenses	25,520	24,847	50,462	46,611
Interest expense, net of interest income	54,011	45,318	104,920	90,999
Amortization of deferred financing costs	2,156	1,742	4,958	3,429
SUMMIT Operator tax expense	1,223	1,547	1,808	1,502
Interest expense on senior obligations of consolidated securitization vehicles	14,743	21,017	29,392	34,989
Depreciation and amortization	67,279	60,160	137,030	124,658
Loan loss and other investment reserves, net of recoveries	—	(46,287)	—	(71,326)
Transaction related costs	17	177	301	472
Marketing, general and administrative	22,781	21,579	45,567	43,303
Total expenses	297,313	225,060	594,334	468,982

Equity in net income (loss) from unconsolidated joint ventures	14,948	(22,775)	(5,832)	(21,605)
Income from debt fund investments, net	5,990	600	8,468	600
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	—	(1,946)	(814)	(1,946)
Purchase price and other fair value adjustments	5,662	(9,617)	9,845	(19,228)
(Loss) gain on sale of real estate, net	(4,179)	(167)	12,457	(649)
Depreciable real estate reserves	—	—	(35,160)	(8,546)
Gain on sale of marketable securities	—	10,232	—	10,232
Net loss	(10,891)	(6,817)	(88,289)	(28,362)
Net income (loss) attributable to noncontrolling interests:
Noncontrolling interests in the Operating Partnership	2,155	775	8,833	2,240
Noncontrolling interests in other partnerships	(11,772)	840	(19,506)	5,737
Preferred units distributions	(2,258)	(2,153)	(4,457)	(4,307)
Net loss attributable to SL Green	(22,766)	(7,355)	(103,419)	(24,692)
Perpetual preferred stock dividends	(3,737)	(3,737)	(7,475)	(7,475)
Net loss attributable to SL Green common stockholders	$(26,503)	$(11,092)	$(110,894)	$(32,167)
Earnings Per Share (EPS)
Basic loss per share	$(0.38)	$(0.16)	$(1.58)	$(0.47)
Diluted loss per share	$(0.38)	$(0.16)	$(1.58)	$(0.47)

Funds From Operations (FFO)
Basic FFO per share	$1.45	$1.67	$2.30	$3.10
Diluted FFO per share	$1.43	$1.63	$2.26	$3.03

Basic ownership interest
Weighted average REIT common shares for net income per share	70,669	70,436	70,678	70,430
Weighted average partnership units held by noncontrolling interests	4,856	4,019	4,918	4,061
Basic weighted average shares and units outstanding	75,525	74,455	75,596	74,491

Diluted ownership interest
Weighted average REIT common share and common share equivalents	72,018	72,259	72,187	72,306
Weighted average partnership units held by noncontrolling interests	4,856	4,019	4,918	4,061
Diluted weighted average shares and units outstanding	76,874	76,278	77,105	76,367

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands, except per share data)

	June 30,	December 31,
	2026	2025
Assets
Commercial real estate properties, at cost:
Land and land interests	$1,579,973	$1,699,215
Building and improvements	4,272,142	4,012,305
Building leasehold and improvements	1,478,991	1,448,112
	7,331,106	7,159,632
Less: accumulated depreciation	(2,359,905)	(2,306,377)
	4,971,201	4,853,255
Assets held for sale	214,586	—
Cash and cash equivalents	180,788	155,747
Restricted cash	200,961	180,748
Investment in marketable securities	21,273	23,666
Tenant and other receivables	60,180	45,524
Related party receivables	13,867	16,293
Deferred rents receivable	262,008	266,678
Debt and preferred equity investments, net of discounts and deferred origination fees of $3 and $14 in 2026 and 2025, respectively, and allowances of $300 and $454 in 2026 and 2025, respectively	113,085	168,358
Investments in unconsolidated joint ventures	2,849,912	2,819,778
Debt fund investments, at fair value	379,004	152,958
Deferred costs, net	126,621	129,019
Right-of-use assets - operating leases	902,113	864,430
Real estate loans held by consolidated securitization vehicles, at fair value	1,031,212	1,023,877
Other assets	482,190	577,299
Total assets	$11,809,001	$11,277,630

Liabilities
Mortgages and other loans payable	$2,244,805	$2,154,499
Revolving credit facility	850,000	640,000
Unsecured term loan	1,150,000	1,150,000
Deferred financing costs, net	(32,386)	(13,063)
Total debt, net of deferred financing costs	4,212,419	3,931,436
Accrued interest payable	17,637	15,221
Accounts payable and accrued expenses	129,346	134,621
Deferred revenue	154,999	147,419
Lease liability - financing leases	108,847	108,183
Lease liability - operating leases	844,823	805,192
Dividend and distributions payable	49,009	2,536
Security deposits	70,515	68,276
Liabilities related to assets held for sale	218,333	—
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Senior obligations of consolidated securitization vehicles, at fair value	1,031,212	1,023,877
Other liabilities (includes $167,213 and $244,941 at fair value as of June 30, 2026 and December 31, 2025, respectively)	453,851	587,779
Total liabilities	7,390,991	6,924,540

Commitments and contingencies
Noncontrolling interests in Operating Partnership	297,076	241,371
Preferred units and redeemable equity	204,344	199,271

Equity
SL Green stockholders' equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 and 9,200 issued and outstanding at both June 30, 2026 and December 31, 2025	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 70,853 and 71,159 issued and outstanding at June 30, 2026 and December 31, 2025, respectively	705	711
Additional paid-in capital	4,206,490	4,212,590
Accumulated other comprehensive (income) loss	5,353	(22,198)
Retained deficit	(1,016,905)	(741,880)
Total SL Green Realty Corp. stockholders’ equity	3,417,575	3,671,155
Noncontrolling interests in other partnerships	499,015	241,293
Total equity	3,916,590	3,912,448
Total liabilities and equity	$11,809,001	$11,277,630

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Funds From Operations (FFO) Reconciliation:	2026	2025	2026	2025

Net loss attributable to SL Green common stockholders	$(26,503)	$(11,092)	$(110,894)	$(32,167)
Add:
Depreciation and amortization	67,279	60,160	137,030	124,658
Joint venture depreciation and noncontrolling interest adjustments	61,761	68,003	124,357	121,364
Net income (loss) attributable to noncontrolling interests	9,617	(1,615)	10,673	(7,977)
Less:
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	—	(1,946)	(814)	(1,946)
Purchase price and other fair value adjustments	5,252	(8,399)	7,476	(14,943)
(Loss) gain on sale of real estate, net	(4,179)	(167)	12,457	(649)
Depreciable real estate reserves	—	—	(35,160)	(8,546)
Depreciable real estate reserves in unconsolidated joint venture	—	—	—	(1,780)
Depreciation on non-rental real estate assets	1,502	1,421	3,005	2,684
FFO attributable to SL Green common stockholders and unit holders	$109,579	$124,547	$174,202	$231,058

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Operating income and Same-store NOI Reconciliation:	2026	2025	2026	2025

Net loss	$(10,891)	$(6,817)	$(88,289)	$(28,362)

Depreciable real estate reserves	—	—	35,160	8,546
Loss (gain) on sale of real estate, net	4,179	167	(12,457)	649
Purchase price and other fair value adjustments	(5,662)	9,617	(9,845)	19,228
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	—	1,946	814	1,946
Gain on sale of marketable securities	—	(10,232)	—	(10,232)
Depreciation and amortization	67,279	60,160	137,030	124,658
SUMMIT Operator tax expense	1,223	1,547	1,808	1,502
Amortization of deferred financing costs	2,156	1,742	4,958	3,429
Interest expense, net of interest income	54,011	45,318	104,920	90,999
Interest expense on senior obligations of consolidated securitization vehicles	14,743	21,017	29,392	34,989
Operating income	127,038	124,465	203,491	247,352

Equity in net (income) loss from unconsolidated joint ventures	(14,948)	22,775	5,832	21,605
Income from debt fund investments, net	(5,990)	(600)	(8,468)	(600)
Marketing, general and administrative expense	22,781	21,579	45,567	43,303
Transaction related costs	17	177	301	472
Loan loss and other investment reserves, net of recoveries	—	(46,287)	—	(71,326)
SUMMIT Operator expenses	25,520	24,847	50,462	46,611
Investment income	(2,657)	(6,339)	(5,003)	(22,453)
Interest income from real estate loans held by consolidated securitization vehicles	(14,743)	(21,049)	(29,392)	(37,030)
SUMMIT Operator revenue	(31,509)	(31,007)	(55,651)	(53,541)
Non-building revenue	(14,689)	(9,647)	(32,568)	(20,135)
Net operating income (NOI)	90,820	78,914	174,571	154,258

Equity in net income (loss) from unconsolidated joint ventures	14,948	(22,775)	(5,832)	(21,605)
SLG share of unconsolidated JV depreciable real estate reserves	—	—	—	1,780
SLG share of unconsolidated JV depreciation and amortization	70,555	65,153	138,194	128,228
SLG share of unconsolidated JV amortization of deferred financing costs	3,962	3,107	8,418	6,298
SLG share of unconsolidated JV interest expense, net of interest income	71,826	64,290	141,958	127,255
SLG share of unconsolidated JV gain on early extinguishment of debt	—	—	4,796	—
SLG share of unconsolidated JV investment income	(781)	(5,059)	(1,205)	(9,977)
SLG share of unconsolidated JV loan loss and other investment reserves, net of recoveries	—	14,531	—	14,531
SLG share of unconsolidated JV non-building revenue	(3,047)	(2,280)	(3,445)	(3,572)
NOI including SLG share of unconsolidated JVs	248,283	195,881	457,455	397,196

NOI from other properties/affiliates	(66,862)	(22,039)	(103,661)	(58,503)
Same-Store NOI	181,421	173,842	353,794	338,693

Straight-line and free rent	(4,171)	(726)	(7,612)	567
Amortization of acquired above and below-market leases, net	1,084	863	2,230	1,775
Operating lease straight-line adjustment	157	204	361	408
SLG share of unconsolidated JV straight-line and free rent	(9,424)	(13,100)	(18,946)	(23,392)
SLG share of unconsolidated JV amortization of acquired above and below-market leases, net	(7,216)	(6,190)	(13,676)	(12,231)
Same-store cash NOI	$161,851	$154,893	$316,151	$305,820

Lease termination income	(1,097)	(242)	(741)	(4,635)
SLG share of unconsolidated JV lease termination income	(1,706)	(2,232)	(6,332)	(2,232)
Same-store cash NOI excluding lease termination income	$159,048	$152,419	$309,078	$298,953

SL GREEN REALTY CORP.
NON-GAAP FINANCIAL MEASURES - DISCLOSURES
Funds from Operations (FFO)
FFO is a widely recognized non-GAAP financial measure of REIT performance. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or Nareit, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the Nareit definition, or that interpret the Nareit definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of Nareit in April 2002, and subsequently amended in December 2018, defines FFO as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), excluding gains (or losses) from sales of properties, and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. The Company also uses FFO as one of several criteria to determine performance-based compensation for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and real estate related impairment charges, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company's ability to make cash distributions.
Funds Available for Distribution (FAD)
FAD is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line operating lease rent, non-cash deferred compensation, and pro-rata adjustments for these items from the Company's unconsolidated JVs, less straight line rental income, free rent net of amortization, second generation tenant improvement and leasing costs, and recurring capital expenditures.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. The Company computes EBITDAre in accordance with standards established by Nareit, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the Nareit definition, or that interpret the Nareit definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of Nareit in September 2017 defines EBITDAre as net income (loss) (computed in accordance with GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures.
The Company presents EBITDAre because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Net Operating Income (NOI) and Cash NOI
NOI is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is also a non-GAAP financial measure that is calculated by subtracting free rent (net of amortization), straight-line rent, and the amortization of acquired above and below-market leases from NOI, while adding operating lease straight-line adjustment and the allowance for straight-line tenant credit loss.
The Company presents NOI and Cash NOI because the Company believes that these measures, when taken together with the corresponding GAAP financial measures and reconciliations, provide investors with meaningful information regarding the operating performance of properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating the Company's properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. The Company uses these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.
Coverage Ratios
The Company presents fixed charge and debt service coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and operating lease rent from current cash net operating income. These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).
SLG-EARN